                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         DATE OF REPORT:  JUNE 16, 1995


                            KLEER-VU INDUSTRIES, INC.
                            -------------------------
             (Exact Name of Registrant as specified in its Charter)


DELAWARE                 1-8497                   13-5671924
- --------                 ------                   ----------
State or other           Commission File          I.R.S. Employer
jurisdiction of          Number                   Identification Number
Incorporation


921 WEST ARTESIA BLVD., COMPTON, CALIFORNIA       90220
- -------------------------------------------       -----
(Address of Principal Executive Office)           (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    (310)603-9330


                                 NOT APPLICABLE
                                 --------------
                 (Former address, if changed since last report)



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Item 5. Other Information.

          On May 22, 1995 a complaint was filed by Westminster Capital, Inc. ("Westminster") against Kleer-Vu Industries, Inc. (the "Company"), and H.P. Park and David Hardee, the Company's Co-Chief Executive Officers, individually, in the California Superior Court, Los Angeles County.

          The complaint alleges that the Company breached a purported contract by failing to borrow $4.5 million from Westminster, and in connection therewith failing to issue warrants to Westminster to purchase 500,000 of the Company's shares of common stock. Westminster is also alleging that the Company breached its implied covenant of good faith and fair dealing and that the alleged actions constituted fraud by all the defendants.

          Westminster's complaint seeks compensatory damages to the determined, punitive damages of $5,000,000 and injunctive relief that the Company issue the warrants to Westminster.

          The Company believes that Westminster's claims have no merit and it intends to vigorously defend the action. An answer has not yet been filed and no discovery has been conducted to date.




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                                   SIGNATURES



     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 15, 1995


                              KLEER-VU INDUSTRIES, INC.
                              Registrant



                              By:/s/David W. Hardee
                                 -------------------------------------------
                                 David W. Hardee, Co-Chief Executive Officer